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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                July 22, 2008
Farmers National Banc Corp.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-12055	34-1371693

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Broad Street, P.O. Box 555, Canfield Ohio	44406-0555

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                (330) 533-3341

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement.
In connection with the appointment of John S. Gulas as the Chief Operating Officer of Farmers National Bank of Canfield (the “Bank”), the wholly owned subsidiary of Farmers National Banc Corp. (the “Registrant”), the Bank entered into an Employment Agreement on July 22, 2008 with Mr. Gulas effective July 22, 2008.
The agreement has an initial term of eighteen (18) months from July 7, 2008, with successive eighteen (18) month renewals unless written notice of termination is provided by either party ninety (90) days prior to the expiration of the applicable term. The agreement provides for a base salary for Mr. Gulas of $175,000. The base salary will be reviewed by the Bank on an annual basis. Mr. Gulas will also be eligible to participate in the Bank’s Executive Management Incentive Program, according to terms and conditions applicable to all other executives of the Bank.
If Mr. Gulas’ employment is terminated by the Bank without cause, or by Mr. Gulas for “good reason” or due to a change of control, he is entitled to receive (a) a lump sum payment equal to unused vacation time, (b) thirty-six (36) bi-monthly severance payments, each of which shall be equal to the greater of $7,291.67 or 1/24 of Mr. Gulas highest annual salary in effect within the twelve (12) months prior to his termination and (c) a pro-rata participation in the Executive Management Incentive Program then in effect. If Mr. Gulas is terminated for cause or due to disability or death, he or his estate is entitled to receive only a lump sum payment for unused vacation time and a pro-rata participation in the aforementioned incentive program. If the Bank terminates Mr. Gulas’ employment at the end of the initial term or any renewal term, Mr. Gulas is entitled to receive $25,000 in outplacement services.
The agreement also contains customary provisions regarding post-employment competition and anti-solicitation, vacations, insurance and expense reimbursements.
In connection with the agreement, the Registrant granted stock options for 5,000 shares of the Registrant’s common stock, exercisable ten years from the date of grant. The strike price is $6.50 per share.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2008, the Bank appointed John S. Gulas as its Chief Operations Officer. Please refer to Item 1.01 hereof for disclosure with respect to the employment agreement between the Bank and Mr. Gulas and stock options granted in connection therewith.
Prior to joining the Bank, Mr. Gulas, age 50, served from 2005 to 2007 as president and chief executive officer of Sky Trust Co., N.A., based in Cleveland, Ohio, a wholly owned subsidiary of Sky Financial Group, Inc. From 2002 to 2005, he served as executive vice president and chief fiduciary officer at UMB, a multi-state bank holding company headquartered in Kansas City, Missouri.

ITEM 7.01	Regulation FD Disclosure.
The press release issued in connection with the announcement of Mr. Gulas’ appointment as the Chief Operations Officer of the Bank is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. None
     (b) Pro Forma Financial Information. None
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits.

Exhibit	Description

99.1	Press Release of Farmers National Bank of Canfield dated July 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS NATIONAL BANC CORP.
	By:	/s/ Frank L. Paden
Frank L. Paden
Date: July 28, 2008		President and Secretary

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